Exhibit 5.5

CONSENT OF ERM

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Eskay Creek Project NI 43-101 Technical Report and Feasibility Study Report British Columbia, Canada” dated September 14, 2022, which is included in, or incorporated by reference into, the Registration Statement on Form F-10, being filed with the United States Securities and Exchange Commission and any exhibits thereto, of Skeena Resources Limited.

/s/ Rolf Schmitt
Name: Rolf Schmitt, P.Geo.
Title: Technical Director
ERM
Date: September 15, 2022